SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2002

Leap Wireless International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29752 (Commission File Number)	33-0811062 (I.R.S. Employer Identification No.)

10307 Pacific Center Court, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 882-6000

     This Current Report on Form 8-K is filed by Leap Wireless International, Inc., a Delaware corporation (“Leap” or the “Company”), in connection with the matters described herein.

Item 5. Other Events.

     On July 24, 2002, Leap announced its financial and certain other operational results for the quarter ended June 30, 2002, as set forth below. Information relating to potential customers is based on 2002 population estimates as reported by Claritas Inc.

     Leap ended the quarter with approximately 1.452 million Cricket customers, up from 1.387 million customers as of March 31, 2002. Leap offers Cricket service in 40 markets in 20 states stretching from New York to California, referred to in this report as Leap’s “40 Market Plan.”

     Key consolidated financial performance measures for the second fiscal quarter of 2002 were as follows:

•	Total revenues for Leap’s operations were $151.1 million, an increase of $10.9 million over the $140.2 million reported for the previous quarter. Service revenue rose to $144.4 million, an increase of $16.4 million over that reported for the first fiscal quarter of 2002.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) loss for Leap was $32.0 million, a decrease of $33.9 million from the adjusted EBITDA loss of $65.9 million reported for the previous quarter. The adjusted EBITDA loss of $65.9 million for the first quarter of 2002 excludes the gain on the sale of a wireless license of $0.4 million. Of the EBITDA loss reported for Leap during the second quarter of 2002, $24.1 million was attributable to its Cricket business.

•	Leap’s net loss for the second quarter was $158.6 million, or $4.23 per share, $0.66 per share less than its adjusted net loss of $181.1 million, or $4.89 per share reported for the first quarter of 2002. The adjusted net loss of $181.1 million for the first quarter of 2002 excludes the gain on the sale of a wireless license of $0.4 million and excludes a one-time income tax expense of $15.9 million resulting from Leap’s previously announced adoption of Statement of Financial Accounting Standard (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.” Leap adopted SFAS No. 142 on January 1, 2002. Accordingly, amortization of goodwill and wireless licenses ceased as of that date because they are indefinite lived intangible assets.

•	Leap’s total cash and cash equivalents, unrestricted investments, and remaining deposit on Auction #35 as of June 30, 2002 were $219.7 million.

•	Leap’s property and equipment, net of depreciation, rose to $1,223.9 million at June 30, 2002, an increase of $17.2 million over that reported at March 31, 2002.

     Cricket operational highlights from the second fiscal quarter of 2002 included:

•	Overall non-selling cash costs per user (CCU) for Leap’s consolidated business was approximately $22.

•	Billed average revenue per user per month (ARPU) was approximately $38.37.

•	Overall cost per gross customer addition (CPGA) was approximately $316, including both the effects of a slower rate of gross customer additions and the impact of the fraud mitigation programs the Company implemented during the second quarter.

•	Overall consolidated churn for the Company’s 40 Market Plan was approximately 4.6%.

•	Average minutes of use across all of Leap’s markets were 1,175 minutes per month.

     Leap also reported the following second quarter results for its 20 mature markets, which have been in operation for one year or more and together represent approximately 50 percent of the Company’s potential customers covered under its 40 Market Plan:

•	Aggregate EBITDA margin, based on service revenue, was approximately 15 percent at the market level.

•	Aggregate earnings before interest, taxes, depreciation, amortization and marketing (EBITDAM) margin, based on service revenue, was greater than 55 percent at the market level.

•	Penetration of the 12.8 million potential customers covered by Cricket networks in these markets was approximately 6.8 percent.

•	Combined churn was approximately 4.7 percent.

     Other highlights reported:

•	Product Development — During the second quarter, the Company launched its new unlimited text messaging services in 30 markets. After the end of the second quarter, the Company completed the launch of text messaging in all remaining markets. In July, Leap launched Spanish language billing, a major step in the Company’s strategy to provide a full Spanish language support infrastructure to better serve its Spanish speaking customers.

•	Spectrum — As part of its ongoing effort to maximize shareholder value through the sale of excess spectrum, Leap signed a definitive agreement to sell 15 MHz of its wireless operating license in Casper, Wyoming to Union Telephone Company for an undisclosed amount. Upon the completion of this transaction and another previously announced spectrum transaction, Leap will not have spectrum in the Casper market. The sale is subject to customary conditions, including approval from the Federal Communications Commission (FCC). Leap currently owns wireless licenses covering approximately 53.5 million potential customers.

Forward-Looking Statements

     Except for the historical information contained herein, this report contains “forward-looking statements” reflecting management’s current forecast of certain aspects of Leap’s future. Some forward-looking statements can be identified by forward-looking words such as “believe,” “think,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions. This report is based on current information, which Leap has assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Leap’s actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with its business. Factors that could cause actual results to differ include, but are not limited to:

•	the unsettled nature of the wireless market, decreased consumer confidence in the economy, and the other issues facing the telecom industry in general have created a level of uncertainty that affects the Company’s ability to predict future subscriber growth;

•	changes in economic conditions which could adversely affect the market for wireless services;

•	a failure to meet the operational, financial or other covenants contained in Leap’s credit facilities;

•	the acceptance of Leap’s product offering by its target customers;

•	the effects of actions beyond Leap’s control in its distribution network;

•	Leap’s ability to retain customers;

•	Leap’s ability to access capital markets;

•	Leap’s ability to maintain its cost, market penetration and pricing structure in the face of competition and fraud;

•	a deterioration in Leap’s relationships with its equipment vendors and related lenders, including Leap’s failure to obtain amendments to the credit facilities which it may request from time to time;

•	failure of network systems to perform according to expectations;

•	the effect of competition;

•	technological challenges in developing wireless information services and customer acceptance of such services if developed;

•	Leap’s ability to integrate the businesses and technologies it acquires;

•	rulings by courts or the FCC adversely affecting Leap’s rights to own and/or operate certain wireless licenses or impacting its rights and obligations to acquire the licenses on which it was the winning bidder in the FCC’s broadband PCS auction completed in January 2001 (Auction #35);

•	the impacts on the global and domestic economies and the financial markets of recent terrorist activities;

•	the ensuing declaration of war on terrorism and the continued threat of terrorist activity and other acts of war or hostility; and

•	other factors detailed in the section entitled “Risk Factors” included in Leap’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 and in its other SEC filings.

     The forward-looking statements should be considered in the context of these risk factors. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. Leap undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     In addition, EBITDA and EBITDAM are financial measures used in the financial community and ARPU, CCU, CPGA, penetration and churn are metrics used in the wireless telecommunications industry. None of these terms are measures of financial performance under generally accepted accounting principles in the United States.

     Leap is a trademark of Leap Wireless International, Inc. Cricket is a registered trademark of Cricket Communications, Inc.

LEAP WIRELESS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	June 30,	December 31,
	2002	2001

	(Unaudited)
Assets
Cash and cash equivalents	$73,365	$242,979
Short-term cash equivalents and investments	133,560	81,105
Restricted cash equivalents and short-term investments	38,291	27,628
Inventories	40,390	45,338
Other current assets	12,770	22,044

Total current assets	298,376	419,094
Property and equipment, net	1,223,861	1,112,284
Wireless licenses, net	717,615	718,222
Goodwill, net	26,919	26,919
Other intangible assets, net	13,325	16,694
Restricted investments	—	13,127
Deposits for wireless licenses	10,773	85,000
Other assets	66,320	59,555

Total assets	$2,357,189	$2,450,895

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$103,364	$147,695
Current portion of long-term debt	92,987	26,049
Other current liabilities	53,189	55,843

Total current liabilities	249,540	229,587
Long-term debt	1,997,212	1,676,845
Other long-term liabilities	105,068	186,023

Total liabilities	2,351,820	2,092,455

Stockholders’ equity:
Preferred stock	—	—
Common stock	4	4
Additional paid-in capital	1,148,593	1,148,337
Unearned stock-based compensation	(2,237)	(5,138)
Accumulated deficit	(1,141,432)	(786,195)
Accumulated other comprehensive income	441	1,432

Total stockholders’ equity	5,369	358,440

Total liabilities and stockholders’ equity	$2,357,189	$2,450,895

LEAP WIRELESS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2002	2001	2002	2001

Revenues:
Service revenues	$144,390	$39,554	$272,410	$65,209
Equipment revenues	6,752	8,292	18,913	19,390

Total revenues	151,142	47,846	291,323	84,599

Operating expenses:
Cost of service	(43,512)	(17,480)	(85,403)	(29,706)
Cost of equipment	(60,163)	(32,497)	(144,174)	(63,435)
Selling and marketing	(32,758)	(21,786)	(62,917)	(38,801)
General and administrative	(46,714)	(32,715)	(96,708)	(57,401)
Depreciation and amortization (1)	(68,975)	(20,511)	(130,863)	(35,298)

Total operating expenses	(252,122)	(124,989)	(520,065)	(224,641)
Gain on sale of wireless license	—	—	364	—

Operating loss	(100,980)	(77,143)	(228,378)	(140,042)
Equity in net loss of unconsolidated wireless operating company	—	(17,116)	—	(43,298)
Interest income	1,661	7,874	3,421	18,773
Interest expense	(57,240)	(41,840)	(110,149)	(79,451)
Other income (expense), net	8	(40)	100	2,301

Loss before income taxes	(156,551)	(128,265)	(335,006)	(241,717)
Income taxes (1)	(2,039)	(265)	(20,231)	(1,198)

Net loss	$(158,590)	$(128,530)	$(355,237)	$(242,915)

Basic and diluted net loss per common share	$(4.23)	$(3.91)	$(9.54)	$(7.79)

Shares used in per share calculations:
Basic and diluted	37,451	32,882	37,226	31,181

(1)	Leap adopted Statement of Financial Accounting Standard (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” on January 1, 2002. Accordingly, amortization of goodwill and wireless licenses ceased as of that date because they are indefinite lived intangible assets. These assets will be subject to periodic impairments tests. Furthermore, Leap recorded a non-cash charge of $15.9 million to income tax expense for the three months ended March 31, 2002 to increase the valuation allowance related to Leap’s net operating losses in connection with the adoption of SFAS No. 142.

LEAP WIRELESS INTERNATIONAL, INC.

SUPPLEMENTARY DISCLOSURES
OPERATIONAL METRICS
(UNAUDITED)

	As of and for the Three Months Ended

	June 30,	March 31,	December 31,	September 30,	June 30,
	2002	2002	2001	2001	2001

Gross additions	258,146	391,417	473,372	301,189	179,883
Deactivations	194,383	122,698	78,724	48,792	47,026
Net additions	63,763	268,719	394,648	252,397	132,857
End of period customers	1,451,588	1,387,825	1,119,106	724,458	472,061
Weighted average customers	1,414,259	1,260,679	898,876	560,544	394,124
Cost per gross addition	$316	$246	$246	$243	$245
Equipment subsidy associated with customer gross additions (in 000s)	$49,024	$66,198	$72,640	$42,106	$23,063
Selling & marketing associated with customer gross additions (in 000s)	$32,669	$30,057	$43,850	$31,209	$20,985
Consolidated cash costs per user	$22.30	$25.80	$35.40	$40.60	$43.40
Covered POPs (2002 estimate in millions)	25.4	25.4	24.3	19.6	12.9
Penetration of covered POPs	5.7%	5.5%	4.6%	3.7%	3.7%
Cumulative mature markets (1)	20	14	10	2	2
Churn in mature markets	4.7%	3.4%	3.6%	3.5%	3.8%
Cell sites in service	2,366	2,323	2,186	1,562	1,132
Cricket capital expenditures (in 000s)(2)	$82,625	$152,696	$295,489	$198,426	$192,276

(1)	Defined as those markets that have been in operation for one year or more.

(2)	Cumulative capital expenditures for the Company’s Cricket business as of June 30, 2002 were approximately $1,403,616,000.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2002	LEAP WIRELESS INTERNATIONAL, INC.

	By:	/s/ HARVEY P. WHITE Harvey P. White Chief Executive Officer, Interim Chief Financial Officer and Director